                           LIMITED POWER OF ATTORNEY
                          FOR CERTAIN FILINGS WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

     Know all by these presents that the undersigned hereby constitutes and appoints each of Jung Yeon Son and Marie Klemchuk the undersigned's true and lawful attorney-in-fact to:

     (1)   Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of any entity affiliated with Sequoia Capital Operations, LLC or any corporation or other person in which an investment fund affiliated with Sequoia
           Capital Operations, LLC makes an investment (each, a "Company"),
           Forms 3, 4, and 5 and amendments thereto in accordance with Section
           16(a) of the Securities Exchange Act of 1934, as amended (the "1934
           Act"), and the rules thereunder, as well as any reports on Schedules
           13D or 13G or Forms 13F or 13H and amendments thereto in each case in accordance with Section 13 of the 1934 Act and the rules thereunder or any Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "1933 Act");

     (2)   Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
           Form 3, 4, or 5, Schedule 13D, Schedule 13G, Form 13F, Form 13H or
           Form 144 or amendment thereto and timely file such form with the
           United States Securities and Exchange Commission (the "SEC") and any
           stock exchange or similar authority; and

     (3)   Take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-
fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is any Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the 1934 Act or Rule 144 under the
1933 Act.

     This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this August 21, 2019.

By: /s/ Roelof F. Botha
   ----------------------
Roelof F. Botha